Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION  906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Delta Mutual, Inc. (the "Company") on  Form 10-Q/A for the quarter ended June 30, 2008 as filed with the Securities and  Exchange Commission on the date hereof (the "Report"), I, Martin G. Chilek,  Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section  1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that  to the best of my knowledge: (1) The Report fully complies with the requirements  of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The  information contained in the Report fairly presents, in all material respects,  the financial condition and result of operations of the Company.

/s/ Martin G. Chilek
Martin G. Chilek
December 16, 2008	Chief Financial Officer